UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2023

Commission file number 001-16111

Global Payments Inc.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3550 Lenox Road, Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 829-8000

None

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, no par value	GPN	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Closing of Senior Notes Offering

On March 17, 2023, Global Payments Inc. (the “Company”) completed the previously announced public offering and issuance of €800,000,000 million aggregate principal amount of its 4.875% Senior Notes due 2031 (the “Notes”).

In connection with the issuance of the Notes, the Company entered into the Supplemental Indenture No. 6, dated March 17, 2023 (the “Sixth Supplemental Indenture”), between the Company, as issuer, and U.S. Bank Trust Company, National Association, as trustee, securities registrar and transfer agent (the “Trustee”) and Elavon Financial Services DAC, UK Branch, as paying agent, which supplemented the Indenture, dated August 14, 2019 (the “Base Indenture” and, together with the Sixth Supplemental Indenture, the “Indenture”), between the Company and the Trustee (as successor to U.S. Bank National Association).

The Notes will bear interest at 4.875% per year. Interest on the Notes will be payable annually on March 17, beginning on March 17, 2024, until the principal amount has been paid or made available for payment, to holders of the Notes at the close of business on the immediately preceding March 3, whether or not a business day.

The Notes will mature on March 17, 2031, unless earlier redeemed or repurchased by the Company. The Notes are the Company’s unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of the Company’s future unsecured and unsubordinated indebtedness from time to time outstanding.

At any time prior to January 17, 2031 (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (1) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes that would be due if the notes matured on the Par Call Date, determined by discounting to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), such principal and interest at the applicable comparable government bond rate plus 35 basis points and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Note to be redeemed.

If a Change of Control Repurchase Event (as defined in the Indenture) occurs, unless the Company has exercised its right to redeem all of the Notes on or prior to the date that is 30 days following such Change of Control Repurchase Event, each holder will have the right to require the Company to repurchase all or any part (equal to €100,000 and integral multiples of €1,000 in excess thereof) of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant interest record date to receive interest due on the relevant interest payment date); provided, that after giving effect to the repurchase, any Notes that remain outstanding will have a denomination of €100,000 or integral multiples of €1,000 in excess thereof.

The Indenture provides for customary events of default, which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared immediately due and payable, as well as certain covenants, which are subject to a number of important exceptions and qualifications. In addition, in the case of an event of default arising from certain events of bankruptcy or insolvency, all unpaid principal of and premium, if any, and accrued and unpaid interest on the Notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder. The Indenture includes a covenant that limits the Company’s ability to, subject to exceptions, incur, issue, permit to exist, assume or guarantee any indebtedness for borrowed money if such indebtedness or any guarantee is or becomes secured by a lien on any of the Company’s or its restricted subsidiaries’ principal properties or any stock or indebtedness for borrowed money of any of the Company’s restricted subsidiaries, whether now owned or acquired in the future, without effectively providing that the Notes will be secured equally and ratably with (or prior to) such indebtedness. However, as of the date of this Current Report on Form 8-K (this “Report”), neither the Company nor any of its subsidiaries has any property that constitutes a principal property under the Indenture.

The foregoing description is a summary of terms of the Indenture and the Notes and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by reference to the full text of the Base Indenture and the Sixth Supplemental Indenture, which are included as Exhibits 4.1 and 4.2, respectively, to this Report and incorporated by reference herein.

The Notes were registered with the Securities and Exchange Commission (the “SEC”) pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-266621)) (as the same may be amended or supplemented, the “Registration Statement”), which automatically became effective upon filing with the SEC on August 8, 2022, under the Securities Act of 1933, as amended (the “Securities Act”). The material terms of the Notes are described in the Company’s final prospectus supplement, dated March 8, 2023, and filed with the SEC on March 10, 2023, pursuant to Rule 424(b)(5) of the Securities Act, which relates to the offer and sale of the Notes and supplements the Company’s prospectus, dated August 8, 2022, contained in the Registration Statement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Report is incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of August 14, 2019, between Global Payments Inc. and U.S. Bank National Association, as trustee, incorporated by reference to Exhibit 4.1 to Global Payments Inc.’s Current Report on Form 8-K filed on August 14, 2019.

4.2	Supplemental Indenture No. 6, dated as of March 17, 2023, between Global Payments Inc., U.S. Bank National Association, as trustee. Elavon Financial Services DAC, UK Branch, as initial paying agent, and U.S. Bank Trust Company, National Association, as initial securities registrar and transfer agent

4.3	Form of Global Note representing the Notes (included in Exhibit 4.2).

5.1	Opinion of Alston & Bird LLP.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC.

Date: March 17, 2023	By:	/s/ David L. Green
David L. Green
Senior Executive Vice President, General Counsel and Corporate Secretary